UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2013 (August 30, 2013)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Gibor Sport Tower (23rd Floor)

7 Menahem Begin Street

Ramat Gan, Israel 52681

(Address of Principal Executive Offices)

(972)-(3)-6222929

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the August 11, 2013 appointment of Erez Raphael (“Raphael”) as the President and Chief Executive Officer of LabStyle Innovations Corp., a Delaware corporation, and its wholly-owned subsidiary, LabStyle Innovation Ltd., an Israeli company (collectively, the “Company”), on August 30, 2013, the Company and Raphael entered into Amendment No. 2 (“Amendment No. 2”) to that certain Personal Employment Agreement, dated October 11, 2013, by and between the Company and Raphael (the “Employment Agreement”). A copy of the Employment Agreement, that certain Amendment No. 1 thereto, dated effective April 1, 2013, and Amendment No. 2 are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively. All descriptions of the Employment Agreement and the amendments thereto contained herein are qualified in their entirety to the text of Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto, which are incorporated herein by reference.

Pursuant to the Employment Agreement as amended, Raphael is entitled to a monthly salary of NIS44,000. In addition to option grants previously awarded to Raphael, pursuant to Amendment No. 2, Raphael was granted a one-time grant of 300,000 options under the Company’s 2012 Equity Incentive Plan to purchase shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s publicly-traded common stock on August 29, 2013. Fifty percent (50%) of such options vested immediately, and fifty percent (50%) shall vest on August 30, 2014.

The Employment Agreement may be terminated at will or upon the following events by the Company: death, disability, other events permissible under applicable Israeli severance law or for Cause (each defined under the Employment Agreement). In the event the Employment Agreement is terminated at will, Raphael shall be entitled to receive 6-month base salary and severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by the Company for Cause, Mr. Raphael will only be entitled to severance payment under applicable Israeli severance law.

The Employment Agreement also includes a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any of his Company-related inventions to the Company. Under the terms of the agreement, Mr. Raphael is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, life and disability insurance and car and mobile phone allowances.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Personal Employment Agreement, dated October 11, 2012, between the Company and Erez Raphael.

10.2	Amendment No.1 to Personal Employment Agreement, dated April 1, 2013, between the Company and Erez Raphael.

10.3	Amendment No.2 to Personal Employment Agreement, dated August 30, 2013, between the Company and Erez Raphael.

Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that may affect the Company's results include, but are not limited to, the actual negotiations with and performance of the executives and consultant named herein. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2013	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Erez Raphael
Name: Erez Raphael
Title: President and Chief Executive Officer